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                                                                   EXHIBIT 23.3



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of U.S. Franchise Systems on Form S-4 of our report dated February 28, 1997 related to U.S. Franchise systems, Inc., appearing in the Proxy Statement, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Proxy Statement.


Deloitte & Touche LLP

Atlanta, Georgia
February 9, 1998